Exhibit 99.1

ISSUE RELEASE:	INVESTOR CONTACT:	Trina Schurman
Wed., May 7, 2014 at 11:30 am PDT		Nordstrom, Inc.
206-233-6503

	MEDIA CONTACT:	Dan Evans
Nordstrom, Inc.
206-303-3036

Nordstrom Board of Directors Approves Quarterly Dividend
SEATTLE, Wash. – (May 7, 2014) – Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors approved a quarterly dividend of 33 cents per share payable on June 13, 2014 to shareholders of record at the close of business on May 30, 2014.
ABOUT NORDSTROM
Nordstrom, Inc. is one of the leading fashion specialty retailers based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 270 stores in 36 states, including 117 full-line stores, 150 Nordstrom Racks, two Jeffrey boutiques and one clearance store. Nordstrom also serves customers through Nordstrom.com and the newly developed site NordstromRack.com, which operates in partnership with its online private sale site, HauteLook. Nordstrom, Inc.’s common stock is publicly traded on the NYSE under the symbol JWN.

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